American Public Holdings, Inc.
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                 2305 Lakeland Drive, Jackson, Mississippi 39208


FOR IMMEDIATE RELEASE
Date:     September 30, 1999
Contact:  Joseph C. Hartley, Jr.
          (601) 936-3201  Fax: (601) 936-2157




American Public and Central Benefits Mutual End Discussions

Jackson, Mississippi (September 30, 1999) - American Public Holdings, Inc. announced today that it's negotiations with Central Benefits Mutual Insurance Company have ended without the parties reaching agreement on the acquisition of American Public by Central Benefits Mutual.

American Public Holdings, Inc. is a holding company for American Public Life Insurance Company, a Mississippi domestic life and health insurance company with its home office in Jackson, Mississippi. American Public Life is licensed to do business in twenty-five states and specializes in supplemental health insurance products, including cancer, accident, intensive care, heart attack/stroke and dental insurance policies.